  Exhibit 99.1

LOOP INDUSTRIES ANNOUNCES CFO TRANSITION

MONTREAL, QC/ ACCESSWIRE / February 26, 2021 - Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a leading sustainable plastics technology innovator, today announced that Nelson Gentiletti is retiring, and as such is stepping down from his roles as the Company’s COO and CFO. Mr. Andrew (Drew) Hickey is appointed as CFO of the Company effective March 1, 2021. Nelson Gentiletti will remain with the Company until April 30 to ensure a smooth and successful transition of his responsibilities, which includes the completion of the Company’s year-end reporting.

Drew Hickey has had a successful career of more than 25 years both in North America and Europe in investment banking with large Canadian banks. He will be responsible for Loop’s corporate functions, including finance and legal. He will also draw upon his strong background in financing activities globally to help drive the commercialization of Loop’s technology.

“I am pleased to welcome Drew Hickey to Loop at this exciting stage of our strategic development,” said Daniel Solomita, Loop’s Founder and CEO. “Drew is a sophisticated corporate finance professional, and his experience and thoughtful demeanour will make him a valuable asset to Loop’s leadership team. I look forward to working together with him as we initiate new commercialization projects to capitalize on our technology.”

Mr. Solomita and the Board of Directors would also like to express their appreciation to Nelson Gentiletti for his role over the past two years in Loop’s continuing development as a public company, including his leadership in enhancing Loop’s corporate governance, financial controls, and reporting practices, as well as his role in positioning the business for the future. We wish Nelson continued success in retirement.

About Loop Industries

Loop is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary low-energy technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and saltwater, into its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop is contributing to the global movement toward a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends”, “may”, “will”, “plans”, “expects”, “anticipates”, “should”, “could”, “projects”, “predicts”, “estimates”, “aims”, “believes”, “hopes”, “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to scale, manufacture and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, and (xi) the outcome of the current SEC investigation or recent class action litigation filed against us, (xii) our ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Media Inquiries:

Stephanie Corrente
Loop Industries, Inc.
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

Investor Inquiries:

Greg Falesnik
MZ Group—MZ North America
+1 949-259-4987
LOOP@mzgroup.us
www.mzgroup.us